Exhibit 32.1

Written Statement
Pursuant To
18 U.S.C. Section 1350

The undersigned, Sheila Lirio Marcelo, Chief Executive Officer, and Steve Boulanger, Interim Chief Financial Officer, of Care.com, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(a)
the Annual Report on Form 10-K for the period ended December 27, 2014 of the Company (the "Periodic Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 27, 2015	/s/ SHEILA LIRIO MARCELO
Sheila Lirio Marcelo
President and Chief Executive Officer

Dated: March 27, 2015	/s/ STEVE BOULANGER
Steve Boulanger
Interim Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Care.com, Inc. and will be retained by Care.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.